Exhibit 10.2

Amendment No. 1 (“Amendment No. 1”) to

Fuel Ethanol Purchase and Sale Agreement

This Amendment No. 1 to the Fuel Ethanol Purchase and Sale Agreement (the “Amendment”) is effective May 30, 2023 (the “Effective Date”) between Murex LLC, a Texas limited liability company (“Buyer”), with offices at 7160 North Dallas Parkway, Suite 300, Plano, Texas 75024, and Aemetis Advanced Fuel Keyes, Inc., a Delaware corporation (“Seller”), with offices at 20400 Stevens Creek Boulevard, Suite 700, Cupertino, California 95014. Together, the two entities are herein referred to as the "Parties".

RECITALS:

WHEREAS, Seller owns and operates an ethanol production facility (estimated at 65 million gallons per year) in Stanislaus County, California and a cellulosic ethanol facility (estimated at 45 million gallons per year) in Riverbank, California.

WHEREAS, Seller and Buyer entered into the Fuel Ethanol Purchase and Sale Agreement on October 1, 2021 (effective as of June 9, 2021) (the "Agreement"), which continues in effect through and until September 30, 2023.

WHEREAS, Seller has entered into a Working Capital Agreement with J.D. Heiskell & Co., Inc., a California corporation (“JDH”) which causes JDH to sell 100% of Fuel Ethanol from the Plant, and Murex expects to sign an agreement to purchase 100% of this Fuel Ethanol from JDH.

WHEREAS, Seller and Buyer now desire to amend the Agreement as described in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Amendments

1.    Section 1.01 Addition of Section 3.7. As of the Effective Date, Section 3.7 of the Agreement is added as follows:

"Section 3.7 Moratorium of Agreement while Seller’s Working Capital Agreement with JDH is in effect. As of May 26, 2023, Buyer and Seller agree that this Agreement is temporarily suspended, except for as it applies to Section 15.1 and any regulatory reporting requirements, while Seller’s Working Capital Agreement with JDH is in effect. During such suspension any and all obligations of Buyer set forth in this Agreement will be suspended, null and void and no longer in force and effect unless and until Buyer agrees in writing to be reinstate its obligations set forth in the Agreement and otherwise be bound by the terms and conditions of the Agreement. When Seller’s Working Capital Agreement with JDH terminates or expires, Seller shall notify Buyer in writing within five (5) days of such termination or expiration, following which the Agreement, including all rights and obligations herein, may be ratified and reinstated by Buyer in writing as of the Reinstatement Date (hereinafter defined). The "Reinstatement Date" shall be the date that Seller and Buyer mutually agree to in writing."

2.    Section 1.02 Amendment of Section 3.1. As of the Effective Date, Section 3.1 of the Agreement is hereby deleted and replaced with the following:

"Section 3.1 Initial Term; Renewal. The initial term of the Agreement shall be for a twenty-four (24) month period (the "Initial Term"), beginning on the Commencement Date. The Initial Term shall be followed by an automatic renewal term of eighteen (18) months (“First Renewal Term”), beginning on October 1, 2023 and ending on March 31, 2025, unless notice is given by either party at least ninety (90) das prior to the end of the Initial Term. The First Renewal Term shall be followed by renewal terms (the "Renewal Terms") of one (1) year each that renew automatically unless notice is given by either party at least ninety (90) days prior to the end of the current term. The First Renewal Term and Renewal Terms shall be on the same terms and conditions set forth in this Agreement"

3.    Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the state of Texas, without giving effect to conflicts of law provisions thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

SELLER:

Aemetis Advanced Fuel Keyes, Inc.,

a California corporation

By: /s/ Eric A. McAfee

Eric McAfee, Chief Executive Officer

BUYER:

MUREX LLC,

a Texas limited liability company

By: /s/ Robert C. Wright

Robert C. Wright, President